As filed with the Securities and Exchange Commission on March 24, 2017

Investment Company Act File No. 811-21963

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

[  ]   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

[  ]          PRE-EFFECTIVE AMENDMENT NO.

[  ]          POST-EFFECTIVE AMENDMENT NO.

AND/OR

[X]   REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X]          AMENDMENT NO. 16

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES MASTER FUND LLC

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(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

400 Park Avenue
New York, New York 10022

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(800) 245-9888

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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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F. Michael Gozzillo
Chief Compliance Officer
City National Rochdale, LLC
400 Park Avenue
New York, New York 10022-6837

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(NAME AND ADDRESS OF AGENT FOR SERVICE)

COPIES OF COMMUNICATIONS TO:

Paul B. Raymond
Morgan, Lewis & Bockius, LLP
One Federal Street
Boston, Massachusetts 02110

EXPLANATORY NOTE

This Registration Statement of City National Rochdale High Yield Alternative Strategies Master Fund LLC (the “Registrant” or the “Master Fund”) has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”).  However, units in the Registrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), since such units will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Registrant may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the Securities Act.  This Registration Statement of City National Rochdale High Yield Alternative Strategies Master Fund LLC does not constitute an offer to sell, or the solicitation of an offer to buy, any unit in the Registrant.

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES MASTER FUND LLC

CONTENTS OF REGISTRATION STATEMENT

This Registration Statement of City National Rochdale High Yield Alternative Strategies Master Fund LLC contains the following documents:

Facing Sheet

Explanatory Note

Contents of Registration Statement

Part A

Part B

Part C

Signature Page

Exhibits

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Master Fund Registration Statement are incorporated herein by reference to the Registration Statement on Form N-2, as amended, of City National Rochdale High Yield Alternative Strategies Fund LLC (the “Fund”) (1940 Act File No. 811-21965).

ITEM 3.          FEE TABLE AND SYNOPSIS.

SUMMARY OF EXPENSES

The following fee table and example summarize the aggregate expenses of the Master Fund and are intended to assist Members and potential Members in understanding the various costs and expenses associated with investing in the Master Fund.  Each figure below relates to a percentage of the Master Fund’s average net asset value at month‑end over the course of a year.

The expenses associated with investing in a “fund of private funds,” such as the Master Fund, are generally higher than those of other types of funds that do not invest primarily in other investment vehicles.  This is because all Private Fund investors, including the Master Fund, generally bear a share of the fees and expenses, including performance-based compensation and interest expense, of the vehicles in which they invest.  The caption “Acquired Fund Fees and Expenses” in the table below sets forth an estimate of the Master Fund’s pro-rata share of these indirect expenses; these indirect expenses are also reflected in the example following the table.

The Acquired Fund Fees and Expenses are not collected by or paid to the Manager or the Master Fund.  The Acquired Fund Fees and Expenses are paid to, assessed and collected by the managers of those Private Funds in which the Master Fund invests and are generally common to all private fund investors.

MEMBER TRANSACTION EXPENSES
Maximum Sales Charge (Load) (as a percentage of the offering price)	None
Maximum Sales Charge on Reinvested Distributions	None
ANNUAL EXPENSES (as a percentage of net assets attributable to Units)
Investment Management Fee (1)	0.75%
Other Expenses (2)	0.77%
Acquired Fund Fees and Expenses (fees collected and expenses assessed by the underlying Private Funds) (3)(4)	2.68%
Total Annual Expenses (inclusive of Acquired fund Fees and Expenses collected and assessed by the underlying Private Funds)	4.20%
_______________________

(1)
For a discussion of the payment of the management fees, please see the sections titled “Management of the Fund” and “Fees and Expenses” in the Fund’s confidential private offering memorandum included in the Fund’s registration statement on Form N-2, as amended.

(2)
Included within “Other Expenses” are: (a) an administrative fee of 0.12% payable by the Master Fund, under an administration agreement, to the Administrator for acting in the capacity of administrator and supervising administrative service providers to the Master Fund; and (b) other customary fees incurred by the Master Fund, such as, but not limited to, legal fees, audit fees, fund accounting fees, custodian fees, and insurance fees.  See “Fees and Expenses” in the Fund’s confidential private offering memorandum included in the Fund’s registration statement on Form N-2, as amended, for more information.

(3)
The figure shown is the Master Fund’s pro-rata share of the operating fees and expenses of Private Funds in which the Master Fund invests.  These fees and expenses are paid by Private Funds in which the Master Fund invests.  This figure also reflects the Master Fund’s pro rata share of the fees and expenses associated with its “cash equivalents” held in highly liquid investments, such as money market funds.  Hence, these operating expenses and fees are not a direct expense or direct cost of investors in the Master Fund.  The breakdown of these fees is as follows:

ACQUIRED FUND FEES AND EXPENSES
Management Fees, Operating Fees and Other Expenses (legal fees, audit fees, etc.)	1.14%
Incentive and Performance Fees	0.07%
Interest Expense (a)	1.47%
Total Acquired Fund Fees and Expenses	2.68%

(a)
Interest Expense is generally the product of the trading strategies of the Private Fund investments. A portion of the Interest Expense may be offset by Interest Income, which is not represented in the tables above.

(4)
The information used to determine the Acquired Fund Fees and Expenses is generally based upon the most recent set of available audited financial statements.  In addition, interest expense relating to certain fixed income arbitrage strategies and trading strategies is included in the expense ratio of the Private Funds.  The Acquired Fund Fees and Expenses are based on historic fees and expenses.  It should be noted that future Private Fund fees and expenses may fluctuate over time and may be substantially higher or lower with respect to future periods.  Management Fees payable to the managers of the Private Funds in which the Master Fund may invest typically range from 0.0% to 1.5% (annualized) of the average net asset value of the Private Fund involved.  Incentive allocations or fees payable to the managers of the Private Funds in which the Master Fund may invest typically range from 10% to 20% of a Private Fund’s net profits.  The Acquired Fund Fees and Expenses are not collected by or paid to the Manager or the Master Fund.  The Acquired Fund Fees and Expenses are paid to, assessed and collected by the managers of those Private Funds in which the Master Fund invests and are generally common to all Private Fund investors.

The following hypothetical example is intended to help you compare the cost of investing in the Master Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown. The tables and the assumption in the hypothetical example of a 5% annual return are required by regulation of the SEC applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Units.  See the section titled “Fees and Expenses” in the Fund’s confidential private offering memorandum (the “Offering Memorandum”) included in the Fund’s registration statement on Form N-2, as amended, for a more complete description of the Master Fund’s costs and expenses.

THE FOLLOWING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, BECAUSE ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

Based on the operating expenses of the Master Fund listed above (which includes the fees and expenses of the underlying Private Funds, an indirect fee to you), you would pay the following expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$42	$128	$214	$437

ITEM 8.          GENERAL DESCRIPTION OF THE REGISTRANT.

City National Rochdale High Yield Alternative Strategies Master Fund LLC (formerly, Rochdale High Yield Alternative Strategies Master Fund LLC, and prior to that, Rochdale Core Alternative Strategies Master Fund LLC) (the “Master Fund”), is registered as a non-diversified, closed-end management investment company that was organized as a limited liability company under the laws of the State of Delaware on September 11, 2006.  On March 13, 2013, in connection with changes to its investment objective and strategies, the Master Fund changed its name from “Rochdale Core Alternative Strategies Master Fund LLC” to “Rochdale High Yield Alternative Strategies Master Fund LLC,” and in September 2013, it changed its name to “City National Rochdale High Yield Alternative Strategies Master Fund LLC.”  Units in the Master Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Master Fund may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the Securities Act.  This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

Information on the Master Fund’s investment objective, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference to the sections titled “Investment Objective and Strategies”, “Principal Risk Factors Relating to the Fund’s Structure”, “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds” in the Fund’s Offering Memorandum included in the Fund’s Registration Statement on Form N-2, as amended.

ITEM 9.          MANAGEMENT.

A description of how the business of the Master Fund is managed is incorporated herein by reference to the section titled “Management of the Fund and the Master Fund” in the Fund’s Offering Memorandum included in the Fund’s Registration Statement on Form N-2, as amended.  The following list identifies the specific sections of the Fund’s Offering Memorandum under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

Item 9.1(a)	Management of the Fund and the Master Fund – The Boards.
Item 9.1(b)	Summary – The Manager; Management of the Fund and the Master Fund – The Manager; Fees and Expenses – Investment Management Fee.
Item 9.1(c)	Management of the Fund and the Master Fund – Portfolio Managers.

Item 9.1(d)	Management of the Fund and the Master Fund; Fees and Expenses – Administrative Fee, – Investor Servicing Arrangements.
Item 9.1(e)	Management of the Fund and the Master Fund; Fees and Expenses – Other Expenses of the Fund.
Item 9.1(f)	Management of the Fund and the Master Fund; Fees and Expenses – Other Expenses of the Fund.
Item 9.1(g)	Portfolio Transactions – The Master Fund.
Item 9.2(a)	Not Applicable
Item 9.2(b)	Not Applicable
Item 9.2(c)	Not Applicable
Item 9.2(d)	Not Applicable
The Master Fund is managed by City National Rochdale, LLC (the “Manager”).  The Manager manages the assets of the Master Fund pursuant to an Investment Management Agreement and is responsible for identifying prospective Private Funds, performing due diligence and review of those Private Funds and their Fund Managers, selecting Private Funds, allocating and reallocating the Master Fund’s assets among Private Funds, and providing risk management services.

The Manager is a wholly-owned subsidiary of City National Bank (“City National”).  City National is a wholly‑owned subsidiary of RBC USA Holdco Corporation, which is a wholly-owned indirect subsidiary of Royal Bank of Canada.

ITEM 10.          CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES.

ITEM 10.1.          CAPITAL STOCK.

The Master Fund is organized as a limited liability company under the laws of the State of Delaware and intends to be classified as a partnership for income tax purposes.

The beneficial interest in the Master Fund shall be divided into units.  The number of units in the Master Fund shall be unlimited.  All units issued by the Master Fund shall be fully paid and non assessable.  Unit holders shall have no preemptive or other rights to subscribe to any additional units or other securities issued by the Master Fund.  Subject to applicable law, the Directors of the Master Fund (the “Directors”) shall have full power and authority, in their sole discretion and without obtaining unit holder approval, (a) to issue original or additional units at such times and on such terms and conditions as they deem appropriate, (b) to establish and to change in any manner units with such preference, terms of conversion, voting powers, rights, and privileges as the Directors may determine (but the Directors may not change units in a manner materially adverse to the unit holders), (c) to divide or combine the units in the Master Fund into a greater or lesser number, (d) to dissolve the Master Fund, (e) to issue units to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses, and (f) to take such other action with respect to the units as the Directors may deem desirable.

The Directors shall accept investments from such persons and on such terms as they may from time to time authorize.  At the Directors’ sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Master Fund is authorized to invest.  The Directors shall have the right to refuse to accept investments in the Master Fund at any time without any cause or reason therefor whatsoever.

Notwithstanding anything in the Master Fund’s Second Amended and Restated Limited Liability Company Agreement, as amended, to the contrary, (a) units shall be issued only in a transaction or transactions not requiring registration under the Securities Act, and (b) the Master Fund shall not at any time have more than 100 unit holders.  In determining the number of unit holders of the Master Fund, a person owning a unit through a partnership, grantor trust or S corporation (a “flow-through entity”) shall be counted as a unit holder if substantially all the value of that person’s interest in the flow-through entity is attributable to that series and a principal purpose for using a tiered structure was to satisfy the 100-unit holder condition.  The Directors shall impose such other limitations on investments in the Master Fund as are necessary to avoid having the Master Fund treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code.

The Master Fund may be terminated by a two-thirds vote of unit holders of the Master Fund or the Directors by written notice to the unit holders.

The Directors may, without unit holder approval, cause the Master Fund to merge or consolidate with or into any other entity or entities.  Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Directors, and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

The Directors may, without the prior consent or vote of the unit holders, (i) cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization (each, a “successor entity”) to take over all of the Master Fund property or assets or to carry on any business in which the Master Fund shall directly or indirectly have any interest, (ii) sell, convey, and transfer Master Fund property or assets to any such successor entity in exchange for the equity interests thereof or otherwise, and (iii) lend money to, subscribe for the equity interests in, and enter into any contracts with, any such successor entity.

ITEM 10.2.          LONG-TERM DEBT.

Not applicable.

ITEM 10.3.          GENERAL.

Not applicable.

ITEM 10.4.          TAXES.

Information on the taxation of the Master Fund is incorporated by reference to the section titled “Taxes” in the Fund’s Offering Memorandum included in the Fund’s Registration Statement on Form N-2, as amended.

ITEM 10.5.          OUTSTANDING SECURITIES.

See Item 28 of Part C of this Master Fund Registration Statement.

ITEM 10.6.          SECURITIES RATINGS.

Not applicable.

ITEM 11.          DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12.          LEGAL PROCEEDINGS.

Not applicable.

ITEM 13.          TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

Not applicable.

PART B

Part B of this Registration Statement should be read in conjunction with Part A.  Defined terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Master Fund Registration Statement are incorporated herein by reference to the Registration Statement on Form N-2, as amended, of City National Rochdale High Yield Alternative Strategies Fund LLC (the “Fund”) (1940 Act File No. 811-21965).

ITEM 14.          COVER PAGE.

Not applicable.

ITEM 15.          TABLE OF CONTENTS.

Not applicable.

ITEM 16.          GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 17.          INVESTMENT OBJECTIVE AND POLICIES.

Part A contains basic information about the investment objective, policies and limitations of the Master Fund. This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Master Fund.

Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Master Fund, the types of securities bought and investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund’s investment programs, is incorporated by reference to the sections titled “Investment Objective and Strategies”; “Management Strategy”; “Principal Risk Factors Relating to the Fund’s Structure”; “Special Risks of Fund of Private Funds Structure, Including Investing in Unregistered Funds”; and “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds” in the Fund’s Offering Memorandum.

In the Fund’s statement of additional information included in the Fund’s Registration Statement on Form N-2, as amended, additions to such information are incorporated by reference to the sections titled “Additional Investment Policies”; “Fundamental Policies”; “Additional Information on Investment Techniques and Operations of the Fund and Related Risks”; and “Additional Information on Investment Techniques of Private Funds and Related Risks”.

ITEM 18.          MANAGEMENT.

Information about the Directors and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Directors, and the committees of the Master Fund is incorporated by reference to the section titled “Management of the Fund and the Master Fund” in the Fund’s Offering Memorandum and to the sections titled “Directors and Officers”; “Committees of the Boards”; and “Director Compensation” in the Fund’s statement of additional information included in the Fund’s Registration Statement on Form N-2, as amended.

ITEM 19.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

The Fund will invest substantially all of its assets in the Master Fund.  Because the Fund may at that time be deemed to control the Master Fund, the Fund may take actions affecting the Master Fund without the approval of any other investor.  The addition of other investors in the Master Fund may alter the Fund’s potential ability to control the Master Fund.

The Fund has informed the Master Fund that whenever it is requested to vote on any proposal of the Master Fund, it will hold a meeting of Unit holders and will cast its vote as instructed by its Unit holders. It is anticipated that any other investors in the Master Fund would follow the same or a similar practice.

The address of the Fund is the same as that of the Master Fund.

By virtue of the issuance of units of Registrant, the Fund and City National Rochdale High Yield Alternative Strategies Fund TEI LLC to each entity’s organizational member, the organizational member of these latter two funds (i.e., feeder funds) and the organizational member of Registrant may be considered to control the Master Fund, i.e., Registrant, the Fund and City National Rochdale High Yield Alternative Strategies Fund TEI LLC may be considered to be under common control.

ITEM 20.          INVESTMENT ADVISORY AND OTHER SERVICES.

Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference to the section titled “Management of the Fund and the Master Fund” in the Fund’s Offering Memorandum included in the Fund’s Registration Statement on Form N-2, as amended.

The following list identifies the specific sections in the Fund’s Offering Memorandum or statement of additional information under which the information required by Item 20 of Form N-2 may be found; each section is incorporated herein by reference.

Item 20.1(a)	Offering Memorandum – “Management of the Fund and the Master Fund – The Manager”.
Item 20.1(b)	Offering Memorandum – “Fees and Expenses – Investment Management Fee”; – “Other Expenses.”
Item 20.2	Offering Memorandum – “Management of the Fund and the Master Fund – The Manager.”
Item 20.3	Not Applicable
Item 20.4	Offering Memorandum – “Fees and Expenses – Administrative Fee”; – “Other Expenses”.
Item 20.5	Offering Memorandum – “Investment Objective and Strategies – Investment Process”; “Fees and Expenses – Investment Management Fee.”
Item 20.6	Offering Memorandum – “Fees and Expenses – Other Expenses”; Statement of Additional Information – “Custodian and Administrator.”
Item 20.7
Offering Memorandum  – “Additional Information and Summary of the Operating Agreement – Accountants and Legal Counsel”; Statement of Additional Information – “Independent Registered Public Accounting Firm.”

Item 20.8	Not Applicable

ITEM 21.          PORTFOLIO MANAGERS.

Further information about the Master Fund’s portfolio managers is incorporated herein by reference to the section titled “Portfolio Managers” in the Fund’s statement of additional information included in the Fund’s Registration Statement on Form N-2, as amended.

ITEM 22.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

Reference is made to the section titled “Portfolio Transactions” in both the Offering Memorandum and the statement of additional information in the Fund’s Registration Statement on Form N-2, as amended.

ITEM 23.          TAX STATUS.

Information on the taxation of the Master Fund is incorporated by reference to the section titled “Taxes” in the Fund’s Offering Memorandum and to the section titled “Tax Aspects” in the Fund’s statement of additional information included in the Fund’s Registration Statement on Form N-2, as amended.

ITEM 24.          FINANCIAL STATEMENTS.

City National Rochdale High Yield Alternative Strategies
Master Fund LLC

Financial Statements

March 31, 2016

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Financial Statements

March 31, 2016

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Statement of Assets, Liabilities and Members' Capital	2
Statement of Operations	3
Statements of Changes in Members' Capital	4
Statement of Cash Flows	5
Schedule of Investments	6-7
Strategy Allocation Breakdown	8
Notes to Financial Statements	9-18
Financial Highlights	19

Director and Officer Information

Additional Information

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Statement of Operations

Year Ended March 31, 2016

INVESTMENT INCOME
Interest income	$1,868

Investment Income	1,868

EXPENSES
Management fees (see Note 4)	451,901
Professional fees	150,203
Administration fees	100,856
Directors' fees	17,668
Custody fees	7,003
Other expenses	1,446

Total Expenses	729,077

Net Investment Loss	(727,209)

REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS
Net realized gain on investments	649,557
Net change in unrealized appreciation/depreciation on investments	(2,429,852)

Net Realized and Unrealized Loss on Investments	(1,780,295)

Net Decrease in Members' Capital Resulting from Operations	$(2,507,504)

The accompanying notes are an integral part of these financial statements

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Statements of Changes in Members' Capital

	Year Ended	Year Ended
	March 31, 2016	March 31, 2015
FROM OPERATIONS
Net investment loss	$(727,209)	$(673,847)
Net realized gain on investments	649,557	1,300,929
Net change in unrealized appreciation/depreciation on investments	(2,429,852)	580,749

Net Increase (Decrease) in Members' Capital
Resulting From Operations	(2,507,504)	1,207,831

INCREASE (DECREASE) FROM TRANSACTIONS
IN MEMBERS' CAPITAL
Proceeds from sales of members' interests (see Note 2)	350,476	889,609

Total Increase (Decrease) in Members' Capital	(2,157,028)	2,097,440

MEMBERS' CAPITAL

Beginning of year	36,798,467	34,701,027

End of year	$34,641,439	$36,798,467

The accompanying notes are an integral part of these financial statements

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Statement of Cash Flows

Year Ended March 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net decrease in members' capital resulting from operations	$(2,507,504)

Adjustments to reconcile net decrease in members' capital
resulting from operations to net cash from operating activities:
Purchases of investments	(50,391)
Sales of investments	2,862,173
Purchases of money market fund	(8,363,921)
Sales of money market fund	5,281,532
Net change in unrealized appreciation/depreciation on investments	2,429,852
Net realized gain on investments	(649,557)

Change in Operating Assets and Liabilities:
Receivable for fund investments sold	253,587
Interest receivable	(685)
Members' capital balances payable	427,500
Management fees payable	(2,997)
Contributions received in advance	(75,000)
Payable to third party	33,312
Directors' fees payable	6,083
Professional fees payable	787
Accrued expenses and other liabilities	4,753

Net Cash used in Operating Acivities	(350,476)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of members' interests	350,476

Net Cash from Financing Activities	350,476

Net Change in Cash and Cash Equivalents	-

CASH AND CASH EQUIVALENTS
Beginning of year	-

End of year	-

The accompanying notes are an integral part of these financial statements

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Schedule of Investments

March 31, 2016

				Redemptions
	Percentage of				Notice Period
	Members' Capital	Cost	Fair Value	Frequency	# of Days
Long-Term Alternative Investment Funds: [1]

High Yield/Credit:
Canyon Value Realization Fund, LP - Series L	18.6%	$5,250,000	$6,431,580	Annually	100
GoldenTree High Yield Partners LP	18.7	5,160,047	6,487,584	Quarterly	90
	37.3	10,410,047	12,919,164

Structured Credit - CLO:
Clareant Structured Credit Opportunitiy Fund I	5.4	1,872,534	1,867,840	Quarterly	90
Clareant Structured Credit Opportunitiy Fund II	8.8	2,813,216	3,062,342	Quarterly	90
Great Lakes III, LP	16.8	7,832,343	5,819,412	Quarterly	90
	31.0	12,518,093	10,749,594

Structured Credit - Mortgages:
Midway Market Neutral Institutional Fund LLC	18.0	5,550,000	6,240,754	Monthly	90
	18.0	5,550,000	6,240,754

Liquidating Positions:
Brencourt SP Fund, LP 2	0.3	106,864	115,868	*	*
CamCap Resources, LP 2	0.0	17,257	163	*	*
GoldenTree Partners LP 2	2.5	328,983	853,394	*	*
Stark Select Asset Fund LLC [2]	0.0	63,540	17,196	*	*
	2.8	516,644	986,621
Total Long-Term Alternative Investment Funds:	89.1	28,994,784	30,896,133

Short-Term Investment:

Money Market Fund:
First American Government Obligations Fund, 0.02% [3]	12.5	4,316,636	4,316,636

Total Investments	101.6%	$33,311,420	$35,212,769

[1] All investments are non-income producing.
[2] Remaining value represents side pocket interests.
[3] 7-Day Yield.

* Special Investments have been established for Brencourt SP Fund, LP, CamCap Resources, LP, GoldenTree Partners LP, and Stark Select Asset Fund LLC. These investments are long-term and illiquid.

The investments in Hedge Funds shown above, representing 89.1% of net assets, have been fair valued in accordance with procedures established by the Board of Directors.

The accompanying notes are an integral part of these financial statements.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Schedule of Investments, Continued

March 31, 2016

Strategy Allocation Breakdown
(as a % of total investments)

The accompanying notes are an integral part of these financial statements

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

1.	Organization

City National Rochdale High Yield Alternative Strategies Master Fund LLC (the "Master Fund") is a closed-end, non-diversified management investment company that was organized as a limited liability company under the laws of the State of Delaware on September 11, 2006 and serves as a master fund in a master feeder structure. City National Rochdale High Yield Alternative Strategies Fund LLC and City National Rochdale High Yield Alternative Strategies Fund TEI LLC (the “Feeder Funds”) serve as the feeder funds in the master feeder structure. Interests in the Master Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Fund may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Master Fund is a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

City National Rochdale, LLC (the “Manager” or "Adviser"), is the investment adviser to the Master Fund. The Manager delegates sub-investment advisory responsibilities to PineBridge Investments LLC (the “Sub-Adviser”) with respect to the Master Fund.

The Master Fund seeks to achieve its objective by investing substantially all of its assets in the securities of privately placed investment vehicles, typically referred to as hedge funds (“Hedge Funds" or "Investment Funds”) that  pursue a variety of high yield income generating strategies.

The Master Fund’s investment objective is to generate income from investments in higher yielding investments with lower credit quality and higher volatility than investment grade fixed income securities. “Lower credit quality” in this objective means investments rated below BBB, and “higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with investment grade fixed income securities. Under normal circumstances, at least 80% of the Master Fund’s total assets will be invested either directly, or indirectly through Private Funds, in a variety of high yield income generating investments.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

1.	Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Master Fund.

Basis of Presentation and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Investments Valuation

Investments are carried at fair value. The fair value of alternative investments has been estimated using the Net Asset Value (“NAV”) as reported by the management of the respective alternative investment fund. Financial Accounting Standards Board (FASB) guidance provides for the use of NAV as a “Practical Expedient” for estimating fair value of alternative investments. NAV reported by each alternative investment fund is used as a practical expedient to estimate the fair value of the Master Fund’s interest therein and their classification within Level 2 or 3 is based on the Master Fund’s ability to redeem its interest in the near term and liquidate the underlying portfolios.

Investments in Investment Funds are stated and recorded at fair value as determined in good faith by the Fair Value Committee in accordance with US GAAP. The Master Fund uses the NAV as reported by the Hedge Fund Managers, as a practical expedient, to determine the fair value of all the investments in Investment Funds which (a) do not have a readily determinable fair value and (b) either have the attributes of an investment company or prepare their financial statements consistent with the measurement principles of an investment company. Such values generally represent the Master Fund's proportionate share of the net assets of the Investment Funds as reported by the Hedge Fund Managers. Accordingly, the value of the investments in Investment Funds are generally increased by additional contributions to the Investment Funds and the Master Fund's share of net earnings from the Investment Funds, and decreased by distributions from the Investment Funds and the Master Fund's share of net losses from the Investment Funds.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

2.	Significant Accounting Policies (continued)

Investment Valuations (continued)

The Sub-Adviser reviews the details of the reported information obtained from the Hedge Fund Managers and considers: (i) the measurement date of the NAV provided, (ii) the basis of accounting and, (iii) in instances where the basis of accounting is other than fair value, fair valuation information provided by the Hedge Fund Managers. The Sub-Adviser may make adjustments to the NAV of various Investment Funds to obtain the best estimate of fair value, which is consistent with the measurement principles of an investment company. Any determinations made by the Sub-Adviser will be reviewed and approved by the Adviser’s Fair-Value Committee, which has been designated by the Board to make all necessary fair value determinations.

The Master Fund has not maintained any positions in derivative instruments or directly engaged in hedging activities.

Fair Value Measurements

The Master Fund follows fair valuation accounting standards which establish an authoritative definition of fair value and set out a hierarchy for measuring fair value. These standards require additional disclosures about the various inputs and valuation techniques used to develop the measurements of fair value and a discussion in changes in valuation techniques and related inputs during the period. These standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy is organized into three levels based upon the assumptions (referred to as “inputs”) used in pricing the asset or liability. These standards state that “observable inputs” reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from independent sources and “unobservable inputs” reflect an entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. These inputs are summarized in the three broad levels listed below:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Master Fund has the ability to access.

Level 2 - Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

2.         Significant Accounting Policies (continued)

Fair Value Measurements (continued)

Level 3 - Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Master Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. See Note 3 – Investments.

Investment Income Recognition

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis and dividends are recorded on the ex-dividend date. Realized and unrealized gains and losses are included in the determination of income.

Fund Expenses

The expenses of the Master Fund include, but are not limited to, the following: legal fees; accounting and auditing fees; custodial fees; management fees; an incentive fee; costs of computing the Master Fund's net asset value; costs of insurance; registration expenses; due diligence, including travel and related expenses; expenses of meetings of the Board and officers; all costs with respect to communications to Members; and other types of expenses as may be approved from time to time by the Board.

Income Taxes

The Master Fund’s tax year end is December 31. The Master Fund is treated as a partnership for Federal income tax purposes. Each Member is responsible for the tax liability or benefit relating to such Member’s distributive share of taxable income or loss. Accordingly, no provision for Federal income taxes is reflected in the accompanying financial statements.

The Master Fund has adopted authoritative guidance on uncertain tax positions. The Master Fund recognizes the effect of tax positions when they are more likely than not of being sustained. Management is not aware of any exposure to uncertain tax positions that could require accrual or which could affect its liquidity or future cash flows. As of March 31, 2016, the Master Fund’s tax years 2013 through 2015 remain open and subject to examination by relevant taxing authorities.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

2.	Significant Accounting Policies (continued)

Subsequent Events

The Master Fund has adopted financial reporting rules regarding subsequent events, which requires an entity to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet. Management has evaluated the Master Fund’s related events and transactions through the date the financial statements were available to be issued and determined that there were no significant subsequent events that would require adjustment to or additional disclosure in these financial statements.

Capital Accounts

Net profits or net losses of the Master Fund for each month are allocated to the capital accounts of Members as of the last day of each month in accordance with Members' respective investment percentages of the Master Fund. Net profits or net losses are measured as the net change in the value of the net assets of the Master Fund during a fiscal period, before giving effect to any repurchases of interest in the Master Fund, and excluding the amount of any items to be allocated to the capital accounts of the Members of the Master Fund, other than in accordance with the Members' respective investment percentages.

Prior to the end of each quarter and year end, the Master Fund receives Member contributions with an effective subscription date of the first day of the following month.

The Master Fund, in turn, makes contributions to certain Hedge Funds, which have effective subscription dates of the first day of the following month. These amounts are reported as "Contributions received in advance" and "Investments made in advance", respectively.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

2.	Investments

The following are the classes of investments grouped by the fair value hierarchy for those investments measured at fair value on a recurring basis at March 31, 2016. The alternative investments below were valued using the practical expedient:

	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)	Total

Alternative Investments:
High Yield/Credit	$-	$-	$12,919,164	$12,919,164
Structured Credit – CLO	-	-	10,749,594	10,749,594
Structured Credit – Mortgages	-	-	6,240,754	6,240,754
Liquidating Positions	-	-	986,621	986,621
Total Alternative Investments	-	-	30,896,133	30,896,133

Short-Term Investment	4,316,636	-	-	4,316,636

Total Investments	$4,316,636	$-	$30,896,133	$35,212,769

There were no transfers into or out of Level 1, Level 2 or Level 3 fair value measurements during the reporting period, as compared to their classification from the most recent annual report.

The following is a reconciliation of the beginning and ending balances for Level 3 investments during the year ended March 31, 2016:

Alternative Investment Funds

Balance, March 31, 2015	$35,488,210

Total realized gains	649,557
Change in unrealized appreciation/depreciation	(2,429,852)
Purchases	50,391
Sales	(2,862,173)

Balance, March 31, 2016	$30,896,133

Net unrealized gains relating to Level 3 alternative investments held at March 31, 2016 amounted to $1,901,349.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

4.	Commitments and Other Related Party Transactions

Management and Incentive Fees

Under the supervision of the Master Fund’s Board and pursuant to an investment management agreement (“Investment Management Agreement”), City National Rochdale LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, serves as the Manager for the Master Fund. The Manager is authorized, subject to the approval of the Master Fund’s Board, to retain one or more other organizations, including its affiliates, to provide any or all of the services required to be provided by the Manager to the Master Fund or to assist in providing these services.

The Manager has engaged the Sub-Adviser to provide sub-investment advisory services. The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Hedge Funds, performing due diligence and review of those Hedge Funds and their Hedge Fund Managers, selecting Hedge Funds, allocating and reallocating the Master Fund’s assets among Hedge Funds, and providing risk management services, subject to the general supervision of the Manager.

The investment management fee is shared by the Manager and the Sub-Adviser. The Master Fund pays the Manager an investment management fee at an annual rate equal to 1.25% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Master Fund of Member interests. The investment management fee is accrued monthly. The investment management fee is paid to the Manager out of the Master Fund’s assets.

The Manager pays a fee to the Sub-Adviser at a rate equal to 40% of the amount of the fee earned by the Manager pursuant to the Sub-Investment Advisory Agreement.

The Sub-Adviser is entitled to receive a performance-based incentive fee equal to 10% of each Member’s net profits (taking into account net realized and unrealized gains or losses and net investment income or loss), if any, in excess of the non-cumulative “Preferred Return,” subject to reduction of that excess for prior losses that have not been previously offset against net profits (the “Incentive Fee”). The Incentive Fee is calculated and paid at the Feeder Fund level. The Incentive Fee is accrued monthly and is generally payable annually on a calendar year basis. The Preferred Return is a non-cumulative, annual return equal to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital U.S. Corporate High Yield Index (Total Return) and 50% of the Credit Suisse Institutional Leveraged Loan Index.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

4.	Commitments and Other Related Party Transactions (continued)

Administration Fee

U.S. Bancorp Fund Services, LLC (the “Administrator”) acts as the Funds’ Administrator under an Administration Agreement. The Administrator prepares various federal and state regulatory filings, reports and returns for the Funds; prepares reports and materials to be supplied to the Members of the Feeder Funds; monitors the activities of the Funds’ custodian, transfer agent and accountants; coordinates the preparation and payment of the Funds’ expenses and reviews the Funds’ expense accruals. For its services, the Administrator receives a monthly fee from the Master Fund at an annual rate of 0.12% for the first $150 million, 0.10% for the next $150 million and 0.08% thereafter of average net assets, with a minimum annual fee of $100,000.

Expense Reimbursement

The Manager has contractually agreed to waive and/or reimburse the Master Fund’s expenses to the extent needed to limit the Master Fund’s annual operating expenses combined with the annual operating expenses of the Feeder Funds to 2.25% of net assets for each Feeder Fund. To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed. A Feeder Fund will make no such payment, however, if its total annual operating expenses exceed the expense limits in effect at the time the expenses are to be reimbursed or at the time these payments are proposed.

The following is a schedule of when fees may be recouped by the Manager with respect to the Feeder Funds:

City National Rochdale High Yield Alternative Strategies Fund LLC	City National Rochdale High Yield Alternative Strategies Fund TEI LLC	Expiration
$111,311	$139,734	March 31, 2017
8,893	10,803	March 31, 2018
35,122	37,704	March 31, 2019
$155,326	$188,241

No accrual has been made for such contingent liability because of the uncertainty of the reimbursement from the Feeder Funds.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

5.	Investment Risks and Uncertainties

Alternative Investments consist of non-traditional, not readily marketable investments, some of which may be structured as offshore limited partnerships, venture capital funds, hedge funds, private equity funds and common trust funds. The underlying investments of such funds, whether invested in stock or other securities, are generally not currently traded in a public market and typically are subject to restrictions on resale. Values determined by investment managers and general partners of underlying securities that are thinly traded or not traded in an active market may be based on historical cost, appraisals, a review of the investees’ financial results, financial condition and prospects, together with comparisons to similar companies for which quoted market prices are available or other estimates that require varying degrees of judgment.

Investments are carried at fair value provided by the respective alternative investment’s management. Because of the inherent uncertainty of valuations, the estimated fair values may differ significantly from the values that would have been used had a ready market for such investments existed or had such investments been liquidated, and those differences could be material.

6.	Concentration, Liquidity and Off-Balance Sheet Risk

The Master Fund invests primarily in Hedge Funds that are not registered under the 1940 Act and invest in and actively traded securities and other financial instruments using different strategies and investment techniques, including leverage, which may involve significant risks. These Hedge Funds may invest a high percentage of their assets in specific sectors of the market in order to achieve a potentially greater investment return. As a result, the Hedge Funds may be more susceptible to economic, political, and regulatory developments in a particular sector of the market, positive or negative, and may experience increased volatility of the Hedge Funds' net asset value.

Various risks are also associated with an investment in the Master Fund, including risks relating to the multi-manager structure of the Master Fund, risks relating to compensation arrangements and risks relating to limited liquidity, as described below.

Redemption restrictions exist for Hedge Funds whereby the Hedge Fund Managers may suspend redemption either in their sole discretion or other factors. Such factors include the magnitude of redemptions requested, portfolio valuation issues or market conditions.

Redemptions are currently restricted for certain Hedge Funds with a fair value at March 31, 2016 aggregating $986,621 as noted in the Schedule of Investments.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

6.	Concentration, Liquidity and Off-Balance Sheet Risk (continued)

In the normal course of business, the Hedge Funds in which the Master Fund invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts, contracts for differences, and interest rate, credit default and total return equity swap contracts. The Master Fund's risk of loss in these Hedge Funds is limited to the value of its own investments reported in these financial statements by the Master Fund. The Master Fund itself does not invest directly in securities with off-balance sheet risk.

7.	Investment Transactions

For the year ended March 31, 2016 (excluding short-term securities), the aggregate purchases of investments were $50,391 and sales of investments were $2,862,173.

8.	New Accounting Pronouncement Note

In May 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-07 “Disclosure for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)”. The amendments in ASU No. 2015-07 remove the requirement to categorize within the fair value hierarchy investments measured using the NAV practical expedient. The ASU also removes certain disclosure requirements for investments that qualify, but do not utilize, the NAV practical expedient. The amendments in the ASU are effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Management is currently evaluating the impact these changes will have on the Fund's future financial statements and related disclosures.

9.	Affiliated Parties

On November 2, 2015, Royal Bank of Canada completed its acquisition of City National Corporation. City National Rochdale, LLC, the investment adviser to the Fund, is a subsidiary of City National Bank. City National Rochdale, LLC and City National Bank are wholly-owned subsidiaries of RBC USA Holdco Corporation, which is a wholly-owned indirect subsidiary of Royal Bank of Canada.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Financial Highlights

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	March 31, 2016	March 31, 2015	March 31, 2014	March 31, 2013	March 31, 2012

TOTAL RETURN - NET	(6.80%)	3.39%	5.01%	(0.58%)	(4.08%)

RATIOS/SUPPLEMENTAL DATA

Net Assets, end of period ($000's)	$34,641	$36,798	$34,701	$24,970	$55,669

Portfolio Turnover	0.15%	20.10%	23.29%	7.98%	13.27%

Ratio of Net Investment
Loss to Average Net Assets	(2.01%)	(1.86%)	(2.14%)	(1.79%)	(1.66%)

Ratio of Expenses to
Average Net Assets	2.02%	1.86%	2.14%	1.79%	1.67%

Total return is calculated for all Members taken as a whole and an individual Member's return may vary from these Master Fund returns based on the timing of capital transactions.

Total returns do not include the effect of any sales load.

The ratios of expenses to average net assets do not include expenses of the Hedge Funds in which the Master Fund invests.

The expense ratios are calculated for all Members taken as a whole.  The computation of such ratios based on the amount of expenses assessed to an individual Member's capital may vary from these ratios based on the timing of capital transactions.

The ratios above do not include the proportionate share of income or loss from their investments in other funds.

The accompanying notes are an integral part of these financial statements

See Report of Independent Registered Public Accounting Firm

* * * * * *

DIRECTORS AND OFFICERS OF THE FUND

The Directors of the Fund, who were elected by the shareholders of the Fund, are responsible for the overall management of the Fund, including, general supervision and review of the investment activities of the Fund. The Directors, in turn, elect the officers of the Fund, who are responsible for administering the day to day operations of the Fund. The current Directors and Officers, their affiliations and principal occupations for the past five years are set forth below. The Statement of Additional Information includes information about the Directors and is available, without charge, by calling 1-866-209-1967.

Independent Directors

Name Address Age	Position with the Fund	Term of Office (1) and Length of Time Served	Principal Occupation for the Past Five Years	# of Funds in Fund Complex(2) Overseen by Director	Other Directorships Held
Daniel A. Hanwacker 570 Lexington Avenue New York, NY 10022 Age: 63	Director	Since 2013	CEO and President, Hanwacker Associates, Inc. (asset management consulting and executive search services) (2001- present). Managing Director - Asset Management, Putnam Lovell Securities (2000-2001). Co-Founding Partner, Constellation Financial Management, Co., LLC (1995- 2000).	21	Rochdale Investment Trust (2011- 2013)
Jon C. Hunt 570 Lexington Avenue New York, NY 10022 Age: 63	Director	Since 2013	Retired (March 2013 to present). Consultant to Management, Convergent Capital Management, LLC (“CCM”) (July 2012 to March 2013). Managing Director and Chief Operating Officer, CCM (1998 - June 2012).	21

Nuveen Commodities Asset Management, member of Independent Committee (February 2012 - present); Advisor’s Inner Circle Fund III (February 2014 – present); O’Connor EQUUS (May 2014- present) ; Winton Series Trust and Winton Diversified Opportunities Fund, Lead Independent Trustee (January 2015 - present)

Vernon C. Kozlen 570 Lexington Avenue New York, NY 10022 Age: 71	Director	Since 2007	Retired (2007- present). President and Chief Executive Officer, City National Rochdale Funds (2000-2007). Executive Vice President and Director of Asset Management Development, CNB (1996- 2007). Director, Reed, Conner & Birdwell LLC (2000-2007), and Convergent Capital Management, LLC (2003-2007). Chairman of the Board, City National Asset Management, Inc. (2001-2005). Chairman of the Board, City National Securities, Inc. (1999-2005). Director, City National Asset Management, Inc. (2001-2006), and City National Securities, Inc. (1999-2006).	21	Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund LLC, CMS/Barlow Long-Short Equity Fund, LLC (3)

Jay C. Nadel 570 Lexington Avenue New York, NY 10022 Age: 57	Director	Since 2013	Financial Services Consultant (2005 - present). Executive Vice President, Bank of New York Broker-Dealer and Member of the Operating Committee (2002-2004). Weiss, Peck & Greer, Partner, Managing Director and Chair of the Operations Committee (1986-2001).	21	Lapolla Industries, Inc. (2007 – present); Rochdale Investment Trust (2011-2013)
James Wolford 570 Lexington Avenue New York, NY 10022 Age: 60	Director	Since 1999

Chief Executive Officer of Corinthian Development Company (December 2013 – present). President, Chief Operating Officer and Chief Financial Officer, Thompson National Properties (March 2011-December 2013). Chief Financial Officer, Pacific Office Properties, a real estate investment trust (April 2010-March 2011). Chief Financial Officer, Bixby Land Company, a real estate company (2004-March 2010). Regional Financial Officer, AIMCO, a real estate investment trust (2004). Chief Financial Officer, DBM Group, a direct mail marketing company (2001-2004). Senior Vice President and Chief Operating Officer, Forecast Commercial Real Estate Service, Inc. (2000-2001). Senior Vice President and Chief Financial Officer, Bixby Ranch Company (1985-2000).
				21	None

Interested Director

Andrew S Clare (4) 570 Lexington Avenue New York, NY 10022 Age: 69	Director	Since 2013	Attorney and partner, Loeb & Loeb LLP, a law firm (1972-present).	21	None

(1)	The Trustees serve for terms of office as follows:

Name of Trustee End of Term of Office
Vernon C. Kozlen	December 31, 2018*
James Wolford	March 29, 2023
Andrew S. Clare	December 31, 2020*
Daniel A. Hanwacker	March 29, 2023
Jon C. Hunt	March 29, 2023
Jay C. Nadel	March 29, 2023

* Subject to extension by the Board for up to two years.

(2)
“Fund complex” is defined as two or more registered investment companies that hold themselves out to investors as related companies or have a common investment adviser or affiliated investment advisers and in this case includes the following registered closed-end funds: City National Rochdale High Yield Alternative Strategies Master Fund LLC, City National Rochdale High Yield Alternative Strategies Fund LLC, City National Rochdale High Yield Alternative Strategies Fund TEI LLC, City National Rochdale Structured Claims Fixed Income Fund LLC and City National Rochdale International Trade Fixed Income Fund.

(3)
Convergent Wealth Advisors, LLC, which is under common control with CNB, serves as investment adviser to Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund, LLC and CMS/Barlow Long-Short Equity Fund, LLC, each of which is a private investment fund.

(4)	Mr. Clare is an “interested person” of the Trust, as defined in the 1940 Act, by virtue of the provision of significant legal services by him and his law firm to CNB.

Officers of the Fund

Name Address Age	Position(s) with the Fund	Term of Office(1) and Length of Time Served	Principal Occupation for the Past Five Years
Garrett R. D’Alessandro City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 57	President and Chief Executive Officer	Since Inception	Chief Executive Officer, City National Rochdale (1986 - present).
F. Michael Gozzillo City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 50	Vice President; Chief Compliance Officer (“CCO”); Anti-Money Laundering Officer & Identity Theft Program Officer	Since 2013

Senior Vice President & Chief Compliance Officer, City National Rochdale (2012-present). CCO, Symphonic Financial Advisers LLC (2013 to Present). CCO, City National Rochdale High Yield Alternative Strategies Master Fund LLC, City National Rochdale High Yield Alternative Strategies Fund LLC, City National Rochdale High Yield Alternative Strategies Fund TEI LLC, City National Rochdale Structured Claims Fixed Income Fund LLC and City National Rochdale International Trade Fixed Income Fund (2013-present). Director & Compliance Officer, TIAA-CREF  (2008-2012).  CCO,  TIAA-CREF
Life Insurance Co. Separate Accounts (2009- 2012).

Mitchell Cepler City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 33	Treasurer and Chief Financial Officer	Since 2015	Group Finance Manager, City National Rochdale (2011 – present). Manager, Financial Planning and Analysis, ESP Technologies Corporation (2008- 2011).
Kurt Hawkesworth City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 43	Secretary	Since 2010	Chief Operating Officer, City National Rochdale (2003-present).

(1)	Each officer serves until removed by the Board or the principal executive officer of the Trust, or until such officer resigns.

Additional Information

Proxy Voting Policies and Procedures

A description of the policies and procedures that the Master Fund uses to determine how to vote proxies relating to portfolio securities, as well as information relating to how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, will be available (i) without charge, upon request, by calling 1-800-245-9888; and (ii) on the SEC’s website at www.sec.gov.

Portfolio Holdings Disclosure

The Master Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q will be available on the SEC’s website at www.sec.gov, and may also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling 1-800-732-0330.

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES MASTER FUND LLC

PART C

Responses to Items 25.2.h, 25.2.l, 25.2.n and 25.2.o of Part C have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1)          Financial Statements:

Included in Part A: None

Included in Part B:

(i) Report of Independent Registered Public Accounting Firm, dated May 27, 2016;

(ii) Financial Statements for the fiscal year ending March 31, 2016; and

(iii) Notes to Financial Statements

(2)          Exhibits:

(a)(1)       Certificate of Formation of Limited Liability Company for the Registrant (1)

(a)(2)       Certificate of Amendment of the Certificate of Formation of the Registrant (2)

(a)(3)       Certificate of Amendment of the Certificate of Formation of the Registrant

(a)(4)       Second Amended and Restated Limited Liability Company Operating Agreement

(a)(5)	Amendment to the Second Amended and Restated Limited Liability Company Agreement

(b)           Not applicable

(c)           Not applicable

(d)           See Item 25(2)(a)(4)

(e)            Not applicable

(f)            Not applicable

(g)           Form of Investment Advisory Agreement between the Manager and the Registrant

(h)           Not applicable

(i)             Not applicable

(j)(1)        Custody Agreement between the Custodian and the Registrant (3)

(j)(2)        Escrow Deposit Agreement between the Escrow Agent and the Registrant (3)

(k)(1)       Administration Servicing Agreement between the Administrator and the Registrant (3)

(k)(2)       Form of Expense Limitation Agreement between the Manager and the Registrant

(l)             Not applicable

(m)           None

(n)            Not applicable

(o)            Not applicable

(p)            Not applicable

(q)            Not applicable

(r)             Code of Ethics of the Registrant and the Manager

(1)	Previously included as an exhibit to the Registrant’s initial filing of its Registration Statement on Form N-2 (1940 Act File No. 811-21963), filed on October 19, 2006.

(2)	Previously included as an exhibit to the Registrant’s Post-Effective Amendment No. 14 to its Registration Statement on Form N-2 (1940 Act File No. 811‑21963), filed on April 1, 2013.

(3)	Previously included as an exhibit to the Registrant's Post-Effective Amendment No.15 to its Registration Statement on Form N-2 (1940 Act File no. 811-21963), filed on September 13, 2013.

ITEM 26. MARKETING ARRANGEMENTS

Not applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

As of November 30, 2016, the Registrant had the following number of record owners of Units:

TITLE OF CLASS	NUMBER OF RECORD HOLDERS
Units of Limited Liability Company Interest	2

ITEM 30. INDEMNIFICATION

A policy of insurance (number 494-78-49 issued by American International Specialty Lines Insurance Company) covering City National Rochdale, LLC, its affiliates, and all of the registered investment companies advised by City National Rochdale, LLC was obtained to insure the Registrant’s Managers and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error, or accidental omission in the scope of their duties.  Article III, Section 3.7 of the Registrant’s Operating Agreement states as follows:

(a)
To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify the Organizer, each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the Manager, and Tax Matters Member (including for this purpose each affiliate, Shareholder, partner, Member, officer, director, principal, employee, or agent of the Manager, and the Tax Matters Member) and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Manager, or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been the Organizer, a Director, Manager, or the Tax Matters Member, as the case may be, of the Fund or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)
Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that: (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill his or its undertaking; or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c)
As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication or a decision on the merits by a court of competent jurisdiction, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if: (i) approved as in the best interests of the Fund by vote of a majority of the Directors (excluding any Director who is seeking indemnification hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office; or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d)
Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits in a court of competent jurisdiction in any action, suit, investigation, or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)
An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)
The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Director or other person.

The Registrant and each member of the Registrant’s Board have also entered into an indemnification agreement which generally provides that the Registrant shall, with certain exceptions, indemnify each Board member against all liability and expenses reasonably incurred or paid by the Board member in connection with any proceeding in which the Board member is involved by virtue of being a member of the Registrant’s Board.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

a. City National Rochdale, LLC (the “ Manager”), a registered investment adviser, serve as investment adviser to CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES MASTER FUND LLC and as investment adviser to other registered investment companies and other institutional and privately managed accounts.

b. Business and other connections of the directors and officers of the Manager are set forth below.

NAME AND CURRENT POSITION WITH MANAGER	BUSINESS AND OTHER CONNECTIONS DURING THE PAST 2 FISCAL YEARS
Garrett R. D’Alessandro Chief Executive Officer	[See “Directors and Officers” in the Fund’s Statement of Additional Information.]
Kurt Hawkesworth Chief Operating Officer	[See “Directors and Officers” in the Fund’s Statement of Additional Information.]
Mitchell Cepler Group Finance Manager	[See “Directors and Officers” in the Fund’s Statement of Additional Information.]
F. Michael Gozzillo Senior Vice President & Chief Compliance Officer	[See “Directors and Officers” in the Fund’s Statement of Additional Information.]

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

1.
City National Rochdale, LLC, 400 Park Avenue, New York, New York 10022 (records relating to its function as investment advisor and service provider, the Registrant’s Operating Agreement and Minute Books).

2.	U.S. Bancorp Fund Services, LLC, 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin 53212 (records relating to its function as administrator and transfer agent).

3.	U.S. Bank, N.A., 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin 53212 (records relating to its function as custodian and escrow agent).

ITEM 33. MANAGEMENT SERVICES

Not applicable.

ITEM 34. UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 24th day of March, 2017.

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES MASTER FUND LLC By: /s/ Garrett D'Alessandro Name: Garrett D’Alessandro Title: President & Chief Executive Officer

EXHIBIT INDEX

(a)(3)	Certificate of Amendment of the Certificate of Formation of the Registrant

(a)(4)	Second Amended and Restated Limited Liability Company Operating Agreement

(a)(5)	Amendment to the Second Amended and Restated Limited Liability Company Agreement

(g)	Form of Investment Advisory Agreement between the Manager and the Registrant

(k)(2)	Form of Expense Limitation Agreement between the Manager and the Registrant

(r)	Code of Ethics of the Registrant and the Manager